Exhibit 10.1

DATED 18 SEPTEMBER 2015

BETWEEN

HORIZON PHARMA PUBLIC LIMITED COMPANY

AND

GOODBODY TRUSTEES LIMITED

HORIZON PHARMA PUBLIC LIMITED COMPANY

DIRECTOR SHARE CLOG PROGRAM

This TRUST DEED is made on 18 September 2015.

BETWEEN

(1)	Horizon Pharma Public Limited Company having its registered office at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland, with company registration number 507678 (the "Company"); and
(2)	Goodbody Trustees Limited having its registered office at IFSC, 25-28 North Wall Quay, Dublin 1 and established in Ireland under company registration number 118057 (the "Trustee").

WHEREAS:

A.	The Company has granted restricted stock unit awards ("RSUs") to its non-employee directors under the terms of the Company's equity incentive plans.
B.

By entry into the Clog Letter and into this Deed (together being, and hereinafter referred to as, the "Clog Program") the Company now wishes to impose a restriction on the manner in which the Restricted Shares (as defined below) acquired by Participants in connection with the vesting and settlement of the RSUs, can be dealt with by the Participants for the duration of the Restricted Period (as defined below).

C.

As part of the Clog Program the Company wishes to appoint the Trustee as the initial trustee of the Clog Program and the Trustee has consented to act which consent is signified by its execution of this Deed.

D.	This Trust is established by the Company pursuant to a resolution of the compensation committee of the board of the Company passed on 5 August 2015.
E.	By entry into the Clog Letter, each Participant shall be deemed to have consented to the terms of this Deed and to the appointment of the Trustee.

IT IS HEREBY AGREED as follows:

1	DEFINITIONS
1.1	In this Agreement:

Act	the Taxes Consolidation Act, 1997;

Articles	the Articles of Association of the Company as amended from time to time;

Acquisition Date

the date on which Restricted Shares are acquired by the Trustee on behalf of a Participant pursuant to the Clog Program being the date or dates the Restricted Shares were issued in settlement of the RSU;

Clog Letter

means each letter executed by the Company and acknowledged and accepted by each Participant (through the execution of the Acceptance Form contained at Schedule 1 to the Clog Letter) noting specific contractual terms restricting each Participant's ability to deal with or realise value in the Restricted Shares during each Participant's designated Restricted Period;

EEA Member State

means Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, the UK, Iceland, Liechtenstein and Norway or such other countries that are deemed EEA Member States from time to time;

Group Company	means the Company and all its Subsidiaries;

Listing Rules	the rules and codes of any stock exchange under which the Shares may be regulated;

Market Value	in relation to any Share, the meaning assigned to it by Section 548 of the Act;

Participant

means a non-employee director of the Company who has elected to participate in the Clog Program including, where the context so permits, the legal personal representatives of a deceased Participant as evidenced to the Trustee by a grant of probate or letters of administration;

Restricted Period

means, in relation to each individual Participant, the particular period of time set out in each Participant's Clog Letter where each Participant is restricted from dealing with or realising value in the Restricted Shares and such Restricted Shares must remain in this trust;

Restricted Shares	means the RSU shares which the Participant agrees are subject to the Clog Program, as specified in the Clog Letter

Subsidiaries	means any subsidiary of the Company which is controlled by the Company, control being construed in accordance with section 432 of the Act;

Shares

the Ordinary Shares of US$0.0001 each in the capital of the Company issuable or transferable to each Participant under the terms of the RSU, which expression shall include (i) any additional or substituted securities derived fi-om or distributed in respect of such shares after the date hereof including, without limitation, by virtue of a bonus issue or capitalisation, scrip issue, subdivision, re-organisation, consolidation or other alteration in the capital structure of the Company or the purchase of shares pursuant to any pre-emption rights and/or the proceeds of any redemption or purchase of such shares; and (ii) such further Ordinary Shares of US$0.0001 each in the capital of the Company that the Trustee holds subject to the terms of this Deed;

Taxation	any tax obligation, levies, social security obligations, charges or duties of any kind arising in any jurisdiction under Irish or foreign law;

Taxable Value

the Market Value of a Share on the Acquisition Date on which the Restricted Shares are acquired less any abatement of their value pursuant to the provisions of Section 128D of the Act or otherwise allowed by the Revenue Commissioners in writing as a result of restrictions in their disposal imposed by the Clog Prop-am;

Trust	the trust established by this Deed (as amended from time to time);

Trustee Director	director of the Trustee;

'Trust Period	the period commencing on the establishment of the Trust and ending on its termination in accordance with Clause 18; and

Trustee	means the trustee that is party to this Deed or any additional or replacement trustee from time to time of the Trust.

1.2	Clause and paragraph headings shall not affect the interpretation of this Deed.
1.3	A person includes a natural person, corporate or unincorporated body (whether or not having a separate legal personality).
1.4	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.
1.5	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.6	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.7	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.
1.8	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.
1.9	A reference to writing or written includes fax and email.
1.10	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.
1.11

A reference to this Deed or to any other agreement or document referred to in this deed is a reference to this Deed or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this Deed) from time to time.

1.12	References to Clauses are to the Clauses of this Deed.
1.13

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2	ESTABLISHMENT OF THE CLOG PROGRAM
2.1	The Company established the Clog Program and hereby appoints the Trustee as the Trustee of the Clog Program from the date hereof.

3	DECLARATION OF TRUST
3.1

The Trustee HEREBY DECLARES that all of the Restricted Shares held by it for the purposes of the Clog Program shall be held on trust on behalf of and for the exclusive benefit of the Participants entitled thereto under the Clog Program subject to and in accordance with the terms of this Deed and the Clog Letter. Furthermore, (a) any Participant who is subject to U.S. federal income tax with respect to the receipt of Shares obtained in connection with an RSU on the Acquisition Date (a "U.S. Participant") shall be deemed, for U.S. tax purposes only, to have transferred unencumbered Shares to the Trustee to be held by the Trustee pursuant to the terms of this Deed and the applicable Clog Letter, (b) this Deed shall be deemed to have created a separate trust with respect to each such U.S. Participant and (c) each such separate trust shall be treated as a "grantor trust" within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended with the U.S. Participant as the deemed owner of the Restricted Shares held in such separate trust for the benefit of the U.S. Participant.

3.2	The Trustee shall stand registered as the legal owner of the Restricted Shares in the Register of Members of the Company during the Restricted Period.
3.3	The Trust shall be operated and administered in accordance with this Deed and for the Trust Period.
3.4

The Company has no ownership or beneficial interest in the Restricted Shares or the Trust, and neither the Restricted Shares nor the Trust assets are subject to the claims of the Company's creditors under any circumstances. The Restricted Shares may only be delivered by the Trustee to the Participant or otherwise in accordance with the Participant's instructions as further provided herein, and shall not be delivered to the Company or any creditor thereof.

4	TRUSTEE'S DUTIES RELATING TO THE CLOG PROGRAM
4.1	The Trustee shall hold Restricted Shares upon trust in respect of the Participants in accordance with the terms of the Clog Program.
4.2

On the vesting of an award under the RSU where some or all of the Shares subject to that award have been designated as Restricted Shares, the Company shall allot and issue, or transfer, the Restricted Shares issuable or transferable to the relevant Participant in connection therewith in the name of (or in accordance with the directions of) the Trustee and write up the Company's Register of Members accordingly.

4.3

As soon as may be practicable after any Restricted Shares have been acquired by the Trustee on behalf of a Participant in accordance with Clause 4.2 the Trustee shall give the Participant notice in writing of the acquisition specifying the number and description of the Restricted Shares so acquired and stating their Taxable Value and the end of the relevant Restricted Period.

4.4

During the Restricted Period, the Trustee shall not permit the Restricted Shares held by it on behalf of a Participant to be assigned, charged, pledged as security for a loan or other debt, transferred or otherwise disposed of (whether by transfer to the Participant or otherwise) otherwise than pursuant to the exceptions to the Restricted Period as noted in the Clog Letter and in accordance with Section 128D of the Act. At the expiry of the Restricted Period, the Trustee shall have the power to dispose of or transfer the Restricted Shares at the sole direction of the Participant. It shall be the responsibility of the Participant to ensure that such sale or transfer is made in accordance with applicable laws or regulations.

4.5

The Trustee acknowledges that all cash dividends, cash distributions and other monies accruing to and received by the Trustee pursuant to or in respect of the Restricted Shares shall be the property of and belong to the Participants and shall pay over to the Participants any money or money's worth received by the Trustee on or after the relevant Acquisition Date by reference to any Restricted Shares in respect of which the Participant holds the beneficial interest except:

4.5.1

where the Participant has directed that the proceeds of any disposal of rights arising under a rights issue be re-invested in the exercise of other rights accruing to the Participant's Restricted Shares;

4.5.2	where the money's worth consists of new shares arising from a company reconstruction or rights issue

PROVIDED THAT (a) such direction set forth in Clause 4.5.1 does not breach the requirements of Section 128D of the Act, and (b) the Trustee may deduct from such monies the amount of any brokerage fees, stamp duty, bankers' charges or other vouched costs and expenses incurred by them in connection with the realisation of any such money or money's worth.

4.6

Subject to Clauses 4.4 and 6.2, the Trustee shall deal with any rights conferred in respect of any Restricted Shares held on behalf of the Participant to be allotted other shares, securities or rights of any description as the Participant shall direct.

4.7

The Trustee shall maintain such records as may be necessary to enable the Trustee to carry out its obligations under the Act and this Agreement. The Trustee shall inform each Participant in writing of any facts known to the Trustee which the Trustee or the Participant reasonably considers to be relevant to determining the liability (if any) of that Participant to any Irish taxes as a result of the Participant's participation in the Clog Program.

4.8

Subject to Clause 4.4 no Restricted Shares shall be transferred directly or indirectly to or for the benefit of a Participant unless the Trustee is satisfied that such arrangements have been made by or on behalf of the Participant as the Trustee or the Company may from time to time reasonably require (with notice to the Participant ) to ensure that any liability to taxation whatsoever and howsoever arising will be discharged or reimbursed to the Trustee and/or (as the case may be) the Company which has or will have to account for such liability.

4.9	The Trustee shall, notwithstanding anything to the contrary in this Deed, act in accordance with any obligations imposed on it as a shareholder under the Articles for the time being.
4.10

In the event of a Participant's death, the Trustee shall transfer the relevant Participant's Restricted Shares (i) to that Participant's personal representatives upon production of evidence satisfactory to the Trustee of the appointment of the personal representatives as such or (ii) to such other person or entity as directed by the Participant prior to the Participant's death and in accordance with a procedure adopted by the Trustee for such purpose.

5	POWERS OF TRUSTEE
5.1

In addition to the powers vested in the Trustee by the provisions of Clog Program and otherwise by law or statute, the Trustee shall have all additional powers necessary to perform its functions and duties as set out in the Clog Program such powers only to be used in accordance with the purpose for which they were granted and in accordance with the Clog Program and in particular the following powers:

(a)

Power to place any trust monies on deposit or in a current account with any bank, building society or other licensed deposit taking institution carrying on business in Ireland, Europe or the US whether or not associated in business with the Trustee and the Trustee shall not be obliged to earn interest in respect of such money.

(b)	Power to enter into any agreement with any party for the sale or other disposition or for the purchase of Restricted Shares to the extent that this is provided for by the Clog Program.
(c)	Power to manage and deal with the Restricted Shares and exercise the rights incident to those Restricted Shares.
(d)

Power to provide for any Restricted Shares to be registered in the name of an appointed nominee or custodian provided that such Restricted Shares shall be registered in a designated account. Such registration shall not divest the Trustee of its responsibilities under the Clog Program.

(e)

Power from time to time to appoint such secretarial or executive officers or staff as the Trustee considers desirable, on such terms as the Trustee thinks fit, for the proper administration and management of the Trust.

(f)

Subject to the prior consent of the Company, such consent not to be unreasonably withheld or delayed, power to delegate from time to time any business and the exercise of any of the trusts, powers, discretions and duties imposed on the Trustee under the Trust to any person (whether being a Trustee or not) or persons or fluctuating body of persons, and such delegation may be made upon such terms and conditions, including power to sub-delegate, and subject to such regulations as the Trustee may think fit, and the Trustee will not be bound to supervise the proceedings of any such delegate or sub-delegate, but notwithstanding any such delegation the Trustee will be and remain responsible for the administration of the Trust and for the acts of such persons to whom the Trustee may delegate duties in connection with the Trust, subject to Clause 15 hereof.

(g)

Power to employ and pay for the service of such registrars, solicitors or other professional or business advisers or agents generally as they consider desirable to advise on or transact or concur in transacting any business to be done for the proper administration and management of the Trust or otherwise in connection therewith.

5.2	The Trustee may at any time revoke any delegation or arrangement under this Clause 5 and/or require any trust property held by another person to be returned to the Trustee.
5.3

Any costs, charges or expenses incurred by the Trustee in accordance with this Clause 5 will form part of the costs, charges and expenses necessarily incurred by the Trustee in the execution of the Trust.

6	DEALING WITH THE RESTRICTED SHARES
6.1	Save as otherwise provided for by the Clog Program, the Trustee shall not sell or otherwise dispose of the Restricted Shares.
6.2

The Participant shall have the right to vote the Restricted Shares. The Trustee shall obey any voting instructions and any other lawful directions given by a Participant in accordance with the Clog Program in relation to his/her Restricted Shares and any rights and income relating to those Restricted Shares. In the absence of any such direction, or provision by the Clog Program, the Trustee shall not vote in respect of the Restricted Shares unless the Trustee determines that it shall seek voting directions from the Participant where circulars or other shareholder documents contain information that may have a material impact on a Participant's Restricted Shares in which case the Trustee may take such action as it may consider reasonable.

6.3

Save in cases of fraud, wilful misconduct or gross negligence by the Trustee, any Trustee Director or any of their respective agents or employees, neither the Trustee nor any Trustee Director shall be liable for:

(a)	any loss or damage which may happen to the Restricted Shares as a result of an act or omission of the Trustee or authorised by the Trustee Directors;
(b)	any act or omission of any agent employed by the Trustee, even where such employment was not strictly necessary or expedient; or
(c)	any mistake or omission made in good faith by the Trustee or any Trustee Director.
6.4

The Trustee will on request from a Participant provide the Participant with copies of circulars and other documents sent to holders of Restricted Shares which the Trustee has received and otherwise shall have discretion whether to send shareholder notices and circulars to Participants.

7	RIGHTS ISSUES
7.1

In the event of the Company making an offer or invitation conferring any rights upon its members to acquire against payment additional securities or rights of any description in the Company, the Trustee shall seek each Participant's directions and shall act on any instructions received within the deadline for responses set by the Trustee provided such instructions do not breach the requirements of Section 128D of the Act and the Trustee will not be required to exercise any such rights except to the extent that they have been provided with the full amount payable on such exercise either by the relevant Participant or (with his authority) out of the net proceeds of the sale, nil paid, of another part of the rights attributable to that Participant's Restricted Shares.

7.2

If the Trustee receives any such offer or invitation as is referred to in Clause 7.1, the Trustee shall notify each Participant of the rights which are attributable to his Restricted Shares. In the event that the Trustee receives no directions in accordance with Clause 7.1 in respect of such notification, the Trustee may at it's discretion determine that:

7.2.1.	the Trustee will take no action in respect of the rights; or
7.2.2.	the Trustee will sell enough of the rights to enable the subscription of the balance of such rights,

provided that the Trustee's actions shall not breach Section 128D of the Act.

8	CAPITALISATION ISSUES

In the event of the Company allotting any new securities by way of capitalisation to the Trustee in respect of a Participant's Restricted Shares, such new securities will, subject to the Act, form part of the Participant's Restricted Shares and will be deemed to have been acquired at the same time as, and will be held by the Trustee on the same terms as, the Restricted Shares to which such new securities relate.

9	TAKEOVERS AND OTHER TRANSACTIONS AFFECTING SHARES
9.1	In the event that:
9.1.1

an offer is made to acquire a Participant's Restricted Shares (in this sub-clause referred to as original shares) in circumstances such that acceptance thereof will result in a new holding (as defined in section 584 of the Act) being equated with such original shares for the purposes of capital gains tax;

9.1.2.

an offer is made to acquire a Participant's Restricted Shares as part of a general offer made to holders of shares of the same class as the Restricted Shares or of shares in the Company for a cash consideration, with or without other assets, and is also made in the first instance on a condition such that, if it is satisfied, the person making the offer will have control of the Company (within the meaning of section 432 of the Act); or

9.1.3.

a transaction is proposed which affects a Participant's Restricted Shares or such of them as may be of a particular class and such transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting all the shares of the Company or, as the case may be, all the Shares of the class in question;

then, notwithstanding any other provision of the Clog Program, the Trustee may, at the direction of the relevant Participant, accept such offer or, as the case may be, agree to such compromise arrangement or plan in respect of his Restricted Shares.

9.2

In the event that any offer is made or compromise, arrangement or plan proposed affecting any of a Participant's Restricted Shares which does not fall within Clause 9.1, then the relevant Participant may only direct the Trustee to accept or agree thereto to the extent that implementation thereof would not result in a breach of Clause 4.4 or of Section 128D of the Act.

9.3

The Trustee will promptly take all reasonable steps using information supplied by the Company to notify each Participant of the principal terms of any offer, compromise or plan falling within this Clause 9 and in the absence of any direction from a Participant concerning how the Trustee should act thereon in respect of that Participant's Restricted Shares the Trustee shall not take any action in respect thereof.

9.4	In any of the following events:
9.4.1.

if the Company ceases to carry on business and another body corporate, person or firm (whether in contemplation of or after such cessation of business) enters into an agreement with the Trustee to perform the obligations of the Company under the Trust Deed;

9.4.2.

if the business or a part of the business of the Company is acquired by or vested in any other body corporate, person or firm and such other body corporate, person or firm enters into an agreement with the Trustee or is bound by virtue of or pursuant to any statutory provision or instrument made thereunder or any order of a Court or otherwise to perform the said obligations;

9.4.3.

if the Company is dissolved by virtue of or pursuant to any statutory provision or any order of the Court made thereunder or otherwise, and another body corporate, person or firm is bound by virtue of or pursuant to any statutory provision or any order of the Court made thereunder or otherwise to perform the said obligations;

9.4.4.	if the Company amalgamates or enters into any arrangement having the effect of amalgamation with any other body corporate, person or firm; or
9.4.5.	if the Company desires to be discharged of its duties as the Company and any other body corporate, person or firm enters into an agreement with the Trustee to perform the said obligations;

then in any such event, (provided no breach of Section 128D of the Act results) by deed supplemental hereto in such form as the Company and the Trustee require the Company shall be thereby released from all the said obligations, and such other body corporate, person or firm as aforesaid shall be deemed to be substituted for the Company as the person liable to perform the said obligations, and the Deed and the Clog Letter shall henceforth have effect as if such other body corporate, person or firm had been a party to and had executed the Deed in place of the Company and as if the reference to the Company in the Deed were references to such other body corporate, person or firm (save where the context requires otherwise).

10	APPOINTMENT AND REMOVAL OF TRUSTEE
10.1

The Company hereby declares and confirms the independence of the Trustee in the exercise of all of its functions and obligations under the Clog Program and undertakes that it shall not seek to influence the Trustee in any matter. Notwithstanding the foregoing the Company will have the power (which may be exercised by resolution of the board of the Company or any committee of the board of the Company or by Deed) to remove such Trustee as Trustee of the Clog Program and appoint a new or additional trustee in the place of the removed Trustee and in any other case where the office of the Trustee has been vacated, the Company may appoint a new trustee in place of the former Trustee.

PROVIDED ALWAYS that the power conferred by this Clause 10 shall only be operative and capable of taking effect 42 days (or such other period as the Company and the Trustee may agree) from the date on which the first mentioned Trustee (if still in existence) receives notice in writing of such removal or replacement and the new trustee accepts office as such new trustee which may be evidenced in each case by the relevant Trustee executing the deed removing or appointing him.

10.2

Any Trustee may, upon the expiry of 42 days' (or such shorter period as the Company may allow) prior notice in writing given to the Company and the remaining Trustee (if any), resign as Trustee and thereupon cease to be a Trustee and will not be responsible for any costs incurred by such retirement.

10.3	At all times throughout the Trust Period the Trustee shall comprise a single corporate Trustee:
(a)	which is established in an EEA Member State and the Trustee of which shall be resident in an EEA Member State; and
(b)	whose Memorandum of Association permits such company to exercise, and is not inconsistent with, the powers conferred on the Trustee under this Deed.
10.4	Except for the statutory power of the High Court to appoint a new or additional Trustee(s), the statutory power of appointing new or additional Trustee(s) shall not apply to the Trust.
10.5

An outgoing Trustee shall do all such acts or things and shall execute such documents or deeds as may be required or as may be necessary for vesting the Restricted Shares in the new Trustee or placing the Restricted Shares under the control of the new Trustee and shall be bound and entitled to assume that any new Trustee is a fit and proper person to have been appointed in accordance with this Clause 10.

PROVIDED THAT where an outgoing Trustee is liable as a Trustee for any duties or taxes then that Trustee shall not be required to transfer the Restricted Shares unless reasonable security is provided for indemnifying the outgoing Trustee against such liability.

10.6

The Company hereby declares and confirms the independence of the Trustee and subject only to the express provisions to the contrary in the Clog Program or by applicable law, every power or discretion conferred on the Trustee shall be an absolute and uncontrolled power or discretion and, save in cases of the Trustee's or the Trustee Director's fraud, wilful misconduct or gross negligence, neither the Trustee nor any Trustee Director shall be held liable for any loss or damage occurring as a result of the Trustee concurring or refusing or failing to concur in an exercise or proposed exercise of such power or discretion and neither the Trustee nor any Trustee Director shall be obliged to give any Participant (or any person who would, but for the exercise of any such power or discretion, be a Participant) any reason or justification for any exercise or non-exercise of any such power or discretion.

11	REMUNERATION OF TRUSTEE
11.1

The Trustee shall be entitled to be paid by the Company all professional or proper charges for work done by it in connection with the trusts declared in this Deed at the rates and otherwise on the terms agreed with the Company, whether in the ordinary course of its business or not, including acts which a trustee, not being in any profession or business, could have done personally.

11.2

Subject to the approval of the Company, not to be unreasonably withheld or delayed, the Trustee may employ any banker, solicitor, stockbroker, auditor or investment advisor or other agent or professional adviser in relation to the trusts declared in this Deed, any company, form or enterprise associated with it

PROVIDED THAT such agent is authorised by its constitution to undertake such business and that is, in fact, ordinarily so engaged and that all charges made by it for work done or services provided in connection with the trusts declared in this Deed are reasonable and normal.

11.3

The Trustee shall be entitled to be repaid or recompensed for such reasonable expenses as may be incurred in the performance of his duties as Trustee without being liable to account for same. The Company shall be liable for the costs referred to in Clause 11.2 above.

12	CONFLICTS OF INTEREST
12.1

No decision of, or exercise of a power by, the Trustee shall be invalidated or questioned on the grounds that the Trustee or any individual Trustee Director has an interest in a personal or fiduciary capacity in the result of any decision or in the exercising of any power

PROVIDED THAT where such interest arises other than from the employment of the Trustee or individual Trustee Director by a Group Company, such interest shall have been disclosed to the Trustee except where the disclosure is being made by the Trustee itself and any such person shall have absented himself in the deliberations or vote in respect thereof and shall not be taken into account for the purposes of a quorum.

12.2

Subject to compliance with the obligations in Chapter 5 of the Companies Act, 2014 (and, where appropriate, the Listing Rules of any stock exchange under which Shares or other securities of the Company may be regulated) a Trustee Director shall not be precluded from acquiring, holding or dealing with any debentures, debenture stock, shares or securities whatsoever of the Company or any Subsidiary or from entering into any contract or other transaction with the Company or such Subsidiary or being interested in any such contract or transaction and none of the Trustee Directors shall in any manner whatsoever be liable to account to the Company or Participants for any profits made or benefits obtained by them thereby or in connection therewith.

13	COMPANY COVENANTS

The Company covenants with the Trustee to pay to the Trustee such sums as pursuant to this Deed are required to be paid to the Trustee and to carry out, or procure to be carried out, such other covenants as pursuant to this Deed are required of the Company.

14	INFORMATION SUPPLIED BY THE COMPANY
14.1

The Trustee shall be entitled to rely and act on, without further enquiry, on all information supplied to it by the Company in connection with its duties as Trustee declared in this Deed and in particular, but without prejudice to the generality of the foregoing, any notice given by the Company to the Trustee in respect of the eligibility of any person to become or remain a Participant shall be conclusive in favour of the Trustee's determination.

14.2

The Company shall supply the Trustee in writing with any information reasonably required by the Trustee for the purposes of the Trust. The Trustee may call for and shall be entitled and is hereby authorised to rely upon and accept as sufficient evidence of any fact or matter (upon which the Trustee may in exercise of any of the trusts, powers and provisions vested in the Trustee under the Trust require to be satisfied or to have information) a notification or certificate given on behalf of the Company as to any fact or matter prima facie within the knowledge of the Company, and the Trustee may rely and act upon any instruction received from the board or committee of the board of the Company as evidenced by a copy of the appropriate resolution signed or purporting to be signed by the secretary or any director of the Company and the Trustee will in no way be bound to call for further evidence or be responsible for any loss that may be occasioned by acting on such notification, certificate or instruction.

14.3

In particular, but without prejudice to the generality of the foregoing, any written statement signed by a person being of at least a managerial level in the personnel department of the Company, or such other person as is notified to the Trustee from time to time by the Company, as to any circumstance affecting a person believed by the Trustee to be or not to be a Participant may be treated by the Trustee as conclusive evidence of the matters therein stated.

14.4

Except as herein expressly provided, the Trustee will be and is hereby authorised to assume without enquiry in the absence of knowledge by or express notice to the Trusteeto the contrary that the Company is duly performing and observing all the covenants and provisions contained in these presents to be performed and observed, and, notwithstanding any knowledge by or notice to the Trustee of any breach of covenant or obligation by the Company it will be in the discretion of the Trustee whether to take any action or proceedings as to enforce the performance thereof, and in any case in which the Trustee decides to take any action or proceedings or to enforce the performance thereof the Trustee shall first be indemnified to the Trustee's satisfaction by the Company against all proceedings, claims and demands to which the Trustee may thereby become liable and all costs, charges, expenses and liabilities which may thereby be incurred.

15	TRUSTEE'S LIABILITY
15.1	In the professed execution of the trusts and powers contained in this Deed:
(a)

save in cases of fraud, wilful misconduct or gross negligence by the Trustee, any Trustee Director or any of their respective agents or employees, the Trustee shall not be liable for any loss arising by reason of any act, mistake or omission made by it;

(b)

save in cases of fraud, wilful misconduct or gross negligence by the Trustee Director himself, no Trustee Director shall be liable for any loss arising by reason of any act, mistake or omission by him or by reason of any other matter or thing including fraud, negligence or default of another Trustee Director, agent, nominee, officer or other delegate or employee of the Trustee.

15.2

The Company hereby covenants with the Trustee and Trustee Directors that it will at all times keep them and their successors in title as Trustee or Trustee Directors (as the case may be) fully indemnified and held harmless against all claims, losses, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities that may be suffered or incurred by it or them or by any of them in connection with the execution of the trusts, powers and discretions vested in them by this Deed or otherwise arising howsoever out of or in connection with the preparation, administration of, operation or termination of the Deed other than liabilities arising as a consequence of the Trustee's or the Trustee Director's own fraud, wilful misconduct or gross negligence (including in the case of the Trustee, that of its agents or employees).

15.3	In addition the Trustee will have the benefit of indemnities conferred on trustees generally by law.
15.4

The Trustee will not be liable to satisfy any monetary obligations under the Trust (including, but without prejudice to the generality of the foregoing, any monetary obligations to a Participant) beyond the sums of money (including income (if any) arising from the investment thereof) from time to time in their hands or under their control as Trustee of the Trust and properly applicable for that purpose.

16	EFFECT OF THE CLOG PROGRAM
16.1

Any entitlement a Participant may have under this Trust is a matter entirely separate from any pension right or entitlement he/she may have and from his/her terms and conditions of service to the Company and it shall not in any respect whatsoever affect in any way a Participant's entitlements or terms and conditions of service. Without prejudice to the generality of the foregoing, the provisions of the Clog Program shall not form part of any contract of services between any Participant and the Company and neither shall it be taken into account for the purpose of calculating any payment, settlement or award from or on behalf of the Company or any other Group Company to a Participant, including but not limited to any redundancy or unfair dismissal payment or wrongful dismissal payment and it shall not confer on any Participant any legal or equitable rights whatsoever against the Company or any Group Company.

16.2

Any entitlements a Participant may have under the Clog Program shall have effect subject to the Articles so that in the event of any inconsistency or conflict between the provisions of this Deed, the Clog Letter and the Articles, the provisions of the Articles shall prevail.

17	ARBITRATION
17.1

All disputes and differences arising out of the Clog Program or otherwise in connection therewith may be referred by the Company or Trustee to arbitration pursuant to the provisions of the Arbitration Act, 2010 and the Company, the Trustee and any Participant so affected shall submit to arbitration.

18	TERMINATION
18.1

The Parties acknowledge and agree that the Trust shall be deemed to terminate on the date on which the Company has resolved to wind up the Clog Program and which the Company and the Trustee may by deed declare to be the end of the Trust Period (the "Termination Date").

18.2

For the avoidance of doubt the parties to the Clog Program agree and shall procure that the Termination Date shall not be a date earlier that the day after the last day of the Restricted Period applicable to any Participant under the Clog Program.

19	INVALIDITY AND ENFORCEABILITY
19.1

It is the intention of the parties hereto that this Deed shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Deed to be invalid or unenforceable, in whole or in part, the parties hereto agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Deed.

20	VARIATION
20.1

The terms of this Deed may be amended, revoked or extended by deed supplemental hereto executed by the Company and Trustee, provided, however, that no such amendment or variation may adversely affect any then existing Participant without such Participant's advance written consent. Any such amendment or variation will be binding on Participants but no amendments shall be made that will prevent the Restricted Shares according with Section 128D of the Act.

21	DATA PROTECTION
21.1

The Trustee agrees that it will not use or disclose to third parties the Company's data and the personal data of the Participants obtained in connection with the Clog Program, other than for the purpose of the Clog Program. The Company agrees that the Trustee may disclose the Company's data and the personal data of the Participants to its professional advisers, industry bodies, regulatory and other authorities and insurers, amongst others, in connection with these purposes. The Company agrees to keep the Trustee updated of any changes to the Company's data and the personal data of the Participants.

21.2

The Company has the right to access the Company's data and the personal data of the Participants held about the Company and/or the Participants by the Trustee at any time by sending a written request to the Trustee. The Company also has the right to require the Trustee to correct any inaccuracies in such information.

22	NOTICES AND CONSENTS
22.1	Unless the Trustee, the Company and the Participant shall, in each case, otherwise agree any notices and consents required or permitted to be given:
(a)

to the Trustee shall be sent in writing (i) by post or by hand delivery to the address set out for the Trustee in this Deed or to such other address as the Trustee may notify to the Company; (ii) via email to the email address notified to the Company from time to time and the Company hereby undertakes to notify the Trustee promptly of any change of address or email address of the Company; or (iii) by facsimile to a designated number which will be notified to the Company from time to time.

(b)

to the Company shall be sent in writing (i) by post or hand delivery to the address set out for the Company in this Deed or such other addresses as the Company may notify to the Trustee; (ii) via email to the email address notified to the Trustee from time to time and the Company hereby undertakes to notify the Trustee promptly of any change of address or email address of the Company; or (iii) by facsimile to a designated number which will be notified to the Trustee from time to time.

(c)

to the Participant shall be sent in writing (i) by post or hand delivery to the address set out for the Participant in the Clog Letter or such other addresses as the Participant may notify to the Trustee; (ii) via email to the email address notified to the Trustee from time to time and the Participant hereby undertakes to notify the Trustee promptly of any change of address or email address of the Participant; or (iii) by facsimile to a designated number which will be notified to the Trustee from time to time.

22.2

Notices and consents shall be deemed to have been served forty eight (48) hours after despatch and in proving service of notice to the Company it shall be sufficient to show that such notice was placed in an envelope addressed to the Company at the address set out above (or such address notified in accordance with this Clause 22) and despatched by pre-paid post or hand delivery. Any such matter sent by email shall be deemed to have been delivered at the time of receipt of the email. Any such matter sent by facsimile shall be deemed to have been served once a successful facsimile transmission report has issued to the transmitter. All notices or other documentation sent by the Trustee to the Company are sent at the Company's own risk.

23	STAMP DUTY
23.1	Any stamp duty or other expenses involved in any transfer of Restricted Shares by the Trustee shall be payable:
(a)	in the case of a transfer by the Trustee into the name of the Participant concerned, by the Participant; and

(b)	in any other case, by the transferee concerned.
24	COUNTERPARTS
24.1

This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original all such counterparts together constituting one and the same instrument, but shall not be effective until each party has executed at least one counterpart.

25	GOVERNING LAW
25.1

This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Ireland.

26	JURISDICTION
26.1

Each party irrevocably agrees that the courts of Ireland shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

26.2

Each party irrevocably consents to any process in any legal action or proceedings under Clause 26.1 being served on it in accordance with the provisions of this deed relating to service of notices. Nothing contained in this deed shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Deed was executed the day and year first above written.

GIVEN under the Common Seal of

Horizon Pharma Public Limited

Company and this DEED has been

DELIVERED:

/s/ Timothy P. Walbert
Director

/s/ David G. Kelly
Director/Secretary

GIVEN under the Common Seal of

Goodbody Trustees Limited

and this DEED has been

DELIVERED:

/s/ illegible
Director

/s/ illegible
Director/Secretary

[                   ]

CLOG LETTER

[                     ]

c/o Horizon Pharma plc

Connaught House

1 Burlington Road

Dublin 4

Re: Clog Letter in respect of an award of RSUs which may vest in accordance with the terms of the Company’s 2014 Non-Employee Equity Plan (the Plan) on [                   ]

Dear [             ],

This letter applies to a maximum of [         ] shares in Horizon Pharma plc (the Company) which may vest to you on [                   ] in accordance with the Plan.

You are required to contractually agree to retain such vested shares in Horizon Pharma plc (the Shares) for the specified period of [                    ] (the Restricted Period).  During the Restricted Period Goodbody Trustees Limited (the Trustee) will hold the legal title to the Shares and will retain the share certificate relevant to the Shares pursuant to the terms of a Deed of Trust executed between the Trustee and the Company on 18 September 2015.  During the Restricted Period the Shares will be subject to the Retention Condition (commonly known as a “Clog”) set out in the next paragraph.  Please note that the precise number of Shares vesting to you and the Restricted Period will be advised to you on the relevant vesting date of the Shares. The Restricted Period will commence on the date the award of RSUs vests in accordance with the provisions of the Plan and will apply to the Shares issuable or transferable to you at vesting.

Retention Condition attached to the Shares

You shall not assign, charge, pledge as security for a loan or other debt, transfer or otherwise dispose of all or any interest in the Shares in any circumstances during the Restricted Period.

You agree that the Trustee and the Company shall be entitled to treat any attempt to assign, charge, pledge as security for a loan or other debt, transfer or otherwise dispose of all or any interest in the Shares during the Restricted Period, other than where permitted under the Exceptions to the Retention Condition as set out below as null and void.

Please note that by executing and returning the Acceptance Form set out in Schedule 1 to this Letter to the Company you are consenting to and agree to be bound by the Retention Condition which will inhibit your freedom to deal with or realise value from the Shares during the Restricted Period.  Please note that your agreement and consent to be bound by the Retention Condition may cause financial loss for which the Company does accept any responsibility.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

www.horizonpharma.com

Horizon Pharma Public Limited Company   Registered in Ireland No, 507678

T:  +353 (0) 1 772 2100   ׀   F: +353 (0) 1 772 2101

Registered Office:  Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Directors:  T. Walbert {U.S.}, M. Grey {U.S./UK}, L Daniel {IRE}, J. Himawan {U.S.}, V. Nohria {UK}, R. Pauli {U.S.}, G. Santini {U.S./IT}, T. Watkins {U.S.}

Exceptions to the Retention Condition

Notwithstanding that you are bound to adhere to the Retention Condition during the Retricted Period you may transfer, assign, charge, pledge as security for a loan or other debt, or otherwise dispose of the Shares in accordance with Section 128D(3)(c) of the Taxes Consolidation Act, 1997 as amended (the Act) which are on the occurrence of the following events:

upon your death, or

as a consequence of you agreeing to

accept an offer for the Shares if the acceptance or agreement would result in a new holding (within the meaning of section 584 of the Act) being equated with the Shares for the purposes of capital gains tax, a transaction affecting the Shares or such number of the Shares as are of a particular class if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting all the ordinary share capital of Horizon Pharma plc or, as the case may be, all the shares of the same class as the Shares acquired by you, or accept an offer of cash, with or without other assets, for the Shares if the offer forms part of a general offer made to holders of shares of the same class as the Shares acquired by you or of shares in the same company and made in the first instance on a condition such that if it is satisfied the person making the offer will have control (within the meaning of section 432 of the Act) of that company.

Compulsory Acquisition

It should be noted that if an offer were to be made to acquire the entire issued share capital of the Company, the offeror can, subject to receiving the specified level of acceptances, compulsorily acquire the shares held by those persons who do not accept the offer.  If this were to happen, the restriction on disposal of the Shares during the Restricted Period cannot prevent a compulsory acquisition of the Shares.  Should the Shares subject to the Restricted Period be disposed of in such circumstances some of the tax relief afforded will be clawed back and due for payment to the Revenue Commissioners.

Taxation

Ireland

The vesting of RSUs will give rise to a gain that is subject to income tax, the Universal Social Charge (USC) and Social Security (if applicable) at your marginal rates.  Acceptance of the terms set out in this letter will result in a reduction in the amount of this gain that will be subject to income tax, USC and Social Security (if applicable) but it will not result in the deferral of the resultant tax and Social Security liabilities.  The Company is obliged to collect the income tax (PAYE), USC and employee Social Security (if applicable) due by you through payroll deductions via the PAYE system.  You may also have tax filing obligations under the self assessment system of “pay and file”.

It is your responsibility to seek taxation advice relevant to your particular circumstances.  The Company accepts no responsibility to provide you with such tax advice or for any tax consequences for you for being awarded the Shares.

Normally, the taxable amount of the gain arising on the award of shares will equal the difference between the market value of the shares acquired less any amount paid.  However, under Section 128D of the Act, the taxable amount is reduced by [     ]% of the market value of the shares where the Restricted Period is for a period of [                 ].

Miscellaneous

This Letter constitutes the entire agreement between you and the Company and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between you and the Company, whether written or oral, relating to the Shares.

This Letter and the Acceptance Form contained in Schedule 1 to this Letter shall be governed by and construed in accordance with Irish law.

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Acknowledgement and Consent

By returning the Acceptance Form you signify your acceptance of the arrangement in respect of the Shares issuable or transferable to you on vesting of the Restricted Stock Units under the Plan and the Retention Condition applicable to the Shares during the Restricted Period.

Please return the completed Acceptance Form to the Company on or before [                ].

Signed by:
On behalf of (the Company)

Date:

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SCHEDULE 1

Acceptance Form

To:	Horizon Pharma plc
Connaught House
1 Burlington Road
Dublin 4

To:	Goodbody Trustees Limited
IFSC
15-28 North Wall Quay
Dublin 1

I, [            ], hereby absolutely, irrevocably and unconditionally

(i)

acknowledge and accept the terms outlined in the Clog Letter dated [                   ] concerning the Shares which may be issuable or transferable to me on [                ] on the vesting of my RSU award and agree to be bound by its terms including this Acceptance Form and the trust deed relating to the trust in which my Shares will be held for the Restricted Period; and

(ii)	agree to be bound by the Retention Condition applicable to the Shares during the Restricted Period which will cease on [ ].
(iii)

agree that in the absence of any other direction from me, on a rights issue by the Company during the Restricted Period, I hereby direct the Trustee to sell sufficient of my rights to enable the Trustee to finance the subscription of the balance;

(iv)

agree that in the absence of any other direction from me, in the event of a general offer to acquire the shares of the Company or another offer for such share capital affecting the Shares during the Restricted Period, I hereby direct the Trustee to accept such offer.

(v)

agree that the Company and/or the Trustee may send communications regarding my Shares in hard copy and/or by way of electronic communications and that communications and information may be delivered to me by providing me with details of where I can access the same on a website or intranet site.

(vi)

agree that I will provide the Company with such information as may be required from time to lime by the Company or the Trustees for the effective operation of the Restricted Share Plan, including any record keeping and tax reporting obligations that may arise.  For the avoidance of doubt such information may include, but is not limited to, the following:  current address, marital/civil partnership status, tax residency status, citizenship and information as to your legal capacity.  I undertake to inform the Company and the Trustee should any such information previously provided by you change.

Data Protection

By signing this Acceptance Form you consent to the collection, holding, processing and transfer of personal data to, by and between the Company, Trustee and any other party (the Entities) for all purposes in connection with the Plan and the Horizon Pharma plc Director Share Clog Program.  Such personal data may be held by the Entities and retained after the end of the Restricted Period.

You acknowledge that this may involve the transfer of personal data outside Ireland to countries outside the European Economic Area where further processing of the data for the purposes outlined above may occur.  You acknowledge that countries outside the European Economic Area may not have the same data protection laws and safeguards as are in operation in Ireland.

For the purpose of this consent to the transfer and disclosure of personal data the data involved may include, but is not limited to:  name, address, telephone and fax numbers, e-mail addresses, gender, emergency contact, employee number, PPS number, wage and bonus information, participation levels, personal bank account number and tax related information.

You note that you have a reasonable right of access to the personal data that the Entities hold about you and that you can request access to this data and rectify this data (if necessary) via the Company’s HR department.  You acknowledge that the processing and transfer of your personal data is necessary for the administration of the Restricted Share Plan.

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Terms defined in this Acceptance Form shall, unless the context otherwise requires, have the same meaning as in the Clog Letter or, if not so defined, in the trust deed relating to the Restricted Share Plan.

Signature:	Date :
PPS Number:

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